As Filed with the Securities and Exchange Commission on December 20, 2019

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

GLAXOSMITHKLINE PLC

(Exact name of the registrant as specified in charter)

England and Wales	98-0607772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

980 Great West Road

Brentford

Middlesex England

TW8 9GS

(Address of principal executive offices)

GSK 401(k) Plan

GSK Puerto Rico 401(k) Plan

GlaxoSmithKline 2017 Performance Share Plan

GlaxoSmithKline 2009 Share Value Plan

GSK Research & Development Employee Inventor Award Programme

GlaxoSmithKline 2017 Deferred Annual Bonus Plan

(Full title of the plans)

GlaxoSmithKline

Five Crescent Drive

Mail Code NY0300

Philadelphia, PA 19112
(Name and address of agent for service)

(888) 825-5249
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)(3)	Proposed maximum offering price per unit (4)	Proposed maximum aggregate offering price(4)	Amount of registration fee(4)
Ordinary Shares, nominal value 25 pence per share (“Ordinary Shares”) (1)(5)	237,640,000	$22.67	$5,388,048,554.20	$699,369

Total	237,640,000	$22.67	$5,388,048,554.20	$699,369

(1)	American Depositary Receipts evidencing American Depositary Shares issuable on deposit of the Ordinary Shares of GlaxoSmithKline plc (the “Registrant”) have been registered pursuant to a separate Registration Statement on Form F-6 (No. 333-148017) filed with the Commission on December 12, 2007, as amended by the Post-Effective Amendment No. 1 to Form F-6 dated March 30, 2015, and a subsequently filed Form F-6 (No. 333-232726) filed with the Commission on July 19, 2019. Each American Depositary Share represents two Ordinary Shares.

(2)	This Registration Statement on Form S-8 (the “Registration Statement”) registers the issuance of 237,640,000 Ordinary Shares of the Registrant, of which 27,400,000 are issuable pursuant to the GlaxoSmithKline 2017 Performance Share Plan, formerly known as the GlaxoSmithKline 2009 Performance Share Plan (“Performance Share Plan”), 65,000,000 are issuable pursuant to the GSK 401(k) Plan, formerly known as the GlaxoSmithKline Retirement Savings Plan (“GSK 401k Plan”), 3,700,000 are issuable pursuant to the GSK Puerto Rico 401(k) Plan, formerly known as the GlaxoSmithKline Puerto Rico Retirement Savings Plan (“GSK PR 401k Plan”), 140,000,000 are issuable pursuant to the GlaxoSmithKline 2009 Share Value Plan (“Share Value Plan”), 240,000 are issuable pursuant to the GSK Research & Development Employee Inventor Award Programme (“Inventor Award Programme”) and 1,300,000 are issuable pursuant to the GlaxoSmithKline 2017 Deferred Annual Bonus Plan (“Deferred Bonus Plan”) (collectively, the “Plans”).

(3)	This Registration Statement shall also cover any additional shares of Ordinary Shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt by the Registrant of consideration which results in an increase in the number of outstanding shares of the Registrant’s Ordinary Shares.

(4)	The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are calculated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), based the average of the high and low price of the Ordinary Shares on the London Stock Exchange on December 13, 2019 using an exchange rate of $1.3345 per £1.00 (as reported in the online edition of the Financial Times dated December 14, 2019), and are being utilized solely for the purpose of calculating the registration fee.

(5)	In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the GSK 401k Plan or the GSK PR 401k Plan.

EXPLANATORY NOTE

The Registrant filed with the Securities and Exchange Commission (the “Commission”) Form S-8 (No. 333-13022) to register shares previously covered by then-effective Glaxo Wellcome plc and SmithKline Beecham plc equity compensation plans. On October 28, 2009 the Registrant subsequently filed with the Commission Form S-8 (No. 333-162702) to register an additional 249,600,000 shares of the Registrant’s Ordinary Shares covered by the Plans (excepting the Deferred Bonus Plan) and the GlaxoSmithKline 2009 Share Option Plan (which expired on May 19, 2019).

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register an additional number of shares of the Registrant’s Ordinary Shares, which are securities of the same class and relate to each of the same employee benefit plans as set forth below, as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Commission on October 28, 2009 (Registration No. 333-162702) which is hereby incorporated by reference:

●	140,000,000 shares issuable under the Share Value Plan

●	27,400,000 shares issuable under the Performance Share Plan

●	65,000,000 shares issuable under the GSK 401k Plan

●	3,700,00 shares issuable under the GSK PR 401k Plan

●	240,000 shares issuable under the Inventor Award Programme

This Registration Statement is also being filed in order to register 1,300,000 shares issuable under the Deferred Bonus Plan.

Part I

Information Required in the Section 10(a) Prospectus

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference to this registration statement:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 (the “2018 Annual Report”).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

None.

Item 6.	Indemnification of Directors and Officers

English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him in respect of negligence, default, breach of duty or breach of trust in relation to the company. However, English law does permit a company to purchase insurance for its directors and officers against such liabilities. In addition, a company may exempt or indemnify a director or officer against any liability to a third party, or indemnify a director or officer acting as a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme, but only in the event that such liability is incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his favor or in which he is acquitted or in certain instances where, although he is liable, a court finds such director or officer acted honestly and reasonably and that having regard to all the circumstances he ought fairly to be excused and relief is granted by the court.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits.

3.1	Memorandum and Articles of Association of GlaxoSmithKline plc (incorporated by reference to Exhibit No. 1.1 of the Annual Report on Form 20-F of GlaxoSmithKline plc, for the year ended December 31, 2018).

4.1	Second Amended and Restated Deposit Agreement among GlaxoSmithKline plc, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to Exhibit 99(a) to Form F-6, Registration No. 333-232726).

4.2	GSK 401(k) Plan.

4.3	Amendment No. 1 to GSK 401(k) Plan.

4.4	Amendment No. 2 to GSK 401(k) Plan.

4.5	Amendment No. 3 to GSK 401(k) Plan.

4.6	GSK Puerto Rico 401(k) Plan.

4.7	Amendment No. 1 to GSK Puerto Rico 401(k) Plan.

4.8	Amendment No. 2 to GSK Puerto Rico 401(k) Plan.

4.9	Amendment No. 3 to GSK Puerto Rico 401(k) Plan.

4.10	[INTENTIONALLY DELETED]

4.11	GlaxoSmithKline 2017 Performance Share Plan.

4.12	GlaxoSmithKline 2009 Share Value Plan (incorporated by reference to Exhibit No. 4.12 of the Registration Statement of GlaxoSmithKline plc on Form S-8, Registration No. 333-162702).

4.13	GSK Research & Development Employee Inventor Award Programme (incorporated by reference to Exhibit No. 4.13 of the Registration Statement of GlaxoSmithKline plc on Form S-8, Registration No. 333-162702).

4.14	GlaxoSmithKline 2017 Deferred Annual Bonus Plan.

5.1	Opinion of Linklaters.

5.2	Opinion of Pepper Hamilton LLP.

5.3	Opinion of Pietrantoni Mendez & Alvarez LLC.

23.1	Consent of Deloitte LLP.

23.2	Consent of Linklaters (contained in Exhibit 5.1).

23.3	Consent of Pepper Hamilton LLP (contained in Exhibit 5.2).

23.4	Consent of Pietrantoni Mendez & Alvarez LLC. (contained in Exhibit 5.3).

23.5	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (contained in the signature pages hereto).

Item 9.	Undertakings.

Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Item 512(h) of Regulation S-K.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Pennsylvania, on December 20, 2019.

GLAXOSMITHKLINE PLC

/s/ William J. Mosher
William J. Mosher, Authorized U.S. Representative

Pursuant to the requirements of the Securities Act of 1933, the plan sponsor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 20, 2019.

GSK 401(k) PLAN
by GlaxoSmithKline LLC, plan sponsor

/s/ William J. Mosher
William J. Mosher, Vice President & Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, the plan sponsor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 20, 2019.

GSK PUERTO RICO 401(k) PLAN
by GlaxoSmithKline Puerto Rico Inc., plan sponsor

/s/ William J. Mosher
William J. Mosher, Vice President & Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William J. Mosher, Victoria A. Whyte and Justin T. Huang (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Symonds	Chairman; Director	December 20, 2019
Jonathan Symonds

/s/ Emma Walmsley	Chief Executive Officer; Director	December 20, 2019
Emma Walmsley

/s/ Iain Mackay	Chief Financial Officer; Director	December 20, 2019
Iain Mackay

/s/ Dr. Hal Barron	Chief Scientific Officer; President R&D; Director	December 20, 2019
Dr. Hal Barron

/s/ Manvinder Singh (Vindi) Banga	Director	December 20, 2019
Manvinder Singh (Vindi) Banga

/s/ Dr. Vivienne Cox	Director	December 20, 2019
Dr. Vivienne Cox

/s/ Lynn Elsenhans	Director	December 20, 2019
Lynn Elsenhans

Signature	Title	Date

/s/ Dr. Laurie Glimcher	Director	December 20, 2019
Dr. Laurie Glimcher

/s/ Dr. Jesse Goodman	Director	December 20, 2019
Dr. Jesse Goodman

/s/ Judy Lewent	Director	December 20, 2019
Judy Lewent

/s/ Urs Rohner	Director	December 20, 2019
Urs Rohner

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description

3.1	Memorandum and Articles of Association of GlaxoSmithKline plc (incorporated by reference to Exhibit No. 1.1 of the Annual Report on Form 20-F of GlaxoSmithKline plc, for the year ended December 31, 2018).
4.1	Second Amended and Restated Deposit Agreement among GlaxoSmithKline plc, JPMorgan Chase Bank, N.A., as Depositary, and the holders from time to time of the American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to Exhibit 99(a) to Form F-6, Registration No. 333-232726).
4.2	GSK 401(k)Plan.
4.3	Amendment No. 1 to GSK 401(k)Plan.
4.4	Amendment No. 2 to GSK 401(k)Plan.
4.5	Amendment No. 3 to GSK 401(k) Plan.
4.6	GSK Puerto Rico 401(k) Plan.
4.7	Amendment No. 1 to GSK Puerto Rico 401(k) Plan.
4.8	Amendment No. 2 to GSK Puerto Rico 401(k) Plan.
4.9	Amendment No. 3 to GSK Puerto Rico 401(k) Plan.
4.10	[INTENTIONALLY DELETED]
4.11	GlaxoSmithKline 2017 Performance Share Plan.
4.12	GlaxoSmithKline 2009 Share Value Plan (incorporated by reference to Exhibit No. 4.12 of the Registration Statement of GlaxoSmithKline plc on Form S-8, Registration No. 333-162702).
4.13	GSK Research & Development Employee Inventor Award Programme (incorporated by reference to Exhibit No. 4.13 of the Registration Statement of GlaxoSmithKline plc on Form S-8, Registration No. 333-162702).
4.14	GlaxoSmithKline 2017 Deferred Annual Bonus Plan.
5.1	Opinion of Linklaters.
5.2	Opinion of Pepper Hamilton LLP.
5.3	Opinion of Pietrantoni Mendez & Alvarez LLC.
23.1	Consent of Deloitte LLP.
23.2	Consent of Linklaters (contained in Exhibit 5.1).
23.3	Consent of Pepper Hamilton LLP (contained in Exhibit 5.2).
23.4	Consent of Pietrantoni Mendez & Alvarez LLC. (contained in Exhibit 5.3).
23.5	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (contained in the signature pages hereto).